                                                             Exhibit 99.B(e)(21)

                                    AMENDMENT
                               DATED MAY 23, 2005
                                       TO
                           INVESTOR SERVICES AGREEMENT
                                     BETWEEN
                              RYDEX VARIABLE TRUST
                          AND RYDEX DISTRIBUTORS, INC.,
                            DATED DECEMBER 31, 1998,
                                   AS AMENDED

                                     FORM OF

                                  AMENDMENT TO

                           INVESTOR SERVICES AGREEMENT

                      DATED DECEMBER 31, 1998, AS AMENDED,

                                     BETWEEN

                              RYDEX VARIABLE TRUST

                                       AND

                            RYDEX DISTRIBUTORS, INC.

RYDEX FUNDS

     Nova Fund
     Ursa Fund
     Precious Metals Fund
     OTC Fund
     Juno Fund
     Large-Cap Europe Fund
     Large-Cap Japan Fund
     Mekros Fund
     Medius Fund
     Titan 500 Fund
     Tempest 500 Fund
     Velocity 100 Fund
     Venture 100 Fund
     Long Dynamic Dow 30 Fund
     Inverse Dynamic Dow 30 Fund
     Large-Cap Value Fund
     Large-Cap Growth Fund
     Mid-Cap Value Fund
     Mid-Cap Growth Fund
     Inverse Mid-Cap Fund
     Small-Cap Value Fund
     Small-Cap Growth Fund
     Inverse Small-Cap Fund
     STRENGTHENING DOLLAR FUND
     WEAKENING DOLLAR FUND
     U.S. Government Bond Fund
     U.S. Government Money Market Fund
     All-Cap Value Fund
     Short Ten-Year Treasury Bond Fund
     Core Equity Fund
     Internet Fund
     Sector Rotation Fund
     Real Estate Fund
     Utilities Fund
     COMMODITIES FUND
     ABSOLUTE RETURN STRATEGIES FUND
     MARKET NEUTRAL FUND
     HEDGED EQUITY FUND
     CLS AdvisorOne Amerigo VT Fund
     CLS AdvisorOne Clermont VT Fund

     ADDITIONS ARE NOTED IN BOLD.